Exhibit 5.1

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September 10, 2009

Netlist, Inc.

51 Discovery, Suite 150

Irvine, California 92618

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Netlist, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 500,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), issuable from time to time to participants (“Plan Participants”) under the Company’s 2006 Equity Incentive Plan (the “Plan”), by means of a registration statement on Form S-8 (the “Registration Statement”).

In connection herewith, we have examined:

(1)           the Plan; and

(2)           the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as currently in effect, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance to the Plan Participants, and upon issuance and delivery and the receipt by the Company of all consideration therefore in accordance with the terms of the Plan and any applicable award thereunder, will be validly issued, fully paid and non-assessable.

This opinion is limited to the applicable General Corporation Law of the State of Delaware. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

We do not render any opinions except as set forth above.  This opinion letter is being delivered by us solely for purposes of the filing of the Registration Statement with the Securities and Exchange Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement   We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP